CNS RESPONSE, INC.

OMNIBUS AMENDMENT TO

SECURED CONVERTIBLE PROMISSORY NOTES (THE “OCTOBER 2010 NOTES”) ISSUED IN THE AGGREGATE PRINCIPAL AMOUNT OF $3.0239 MILLION PURSUANT TO THE NOTE AND WARRANT PURCHASE AGREEMENT DATED AS OF OCTOBER 1, 2010 BY AND BETWEEN THE COMPANY AND THE INVESTORS SIGNATORY THERETO

SECURED CONVERTIBLE PROMISSORY NOTES (THE “JANUARY 2011 NOTES”) ISSUED IN THE AGGREGATE PRINCIPAL AMOUNT OF $2.5 MILLION PURSUANT TO THE NOTE AND WARRANT PURCHASE AGREEMENT DATED AS OF JANUARY 11, 2011 BY AND BETWEEN THE COMPANY AND THE INVESTORS SIGNATORY THERETO

SECURED CONVERTIBLE PROMISSORY NOTES (THE “OCTOBER 2011 NOTES”) ISSUED IN THE AGGREGATE PRINCIPAL AMOUNT OF $2.0 MILLION PURSUANT TO THE AMENDED AND RESTATED NOTE AND WARRANT PURCHASE AGREEMENT DATED AS OF NOVEMBER 11, 2011 BY AND BETWEEN THE COMPANY AND THE INVESTORS SIGNATORY THERETO

UNSECURED CONVERTIBLE PROMISSORY NOTE (THE “FEBRUARY 2012 NOTE”) ISSUED IN THE AGGREGATE PRINCIPAL AMOUNT OF $90,000 ON FEBRUARY 29, 2012

This Omnibus Amendment (the “Amendment”) to the convertible notes identified above (as previously amended, the “Prior Notes”), is made as of August 12, 2013 (the “Effective Date”) by and among CNS Response, Inc., a Delaware company (the “Company”) and the other parties listed on the signature pages hereto (the “Note Holders”). All capitalized terms set forth herein shall have the meanings given to such terms in the Prior Notes, unless otherwise defined herein. The holders of the Prior Notes are referred to herein as the “Note Holders.”

RECITALS

A. The Company and the Note Holders are parties to one or more note and warrant purchase agreements identified above (the “Prior Purchase Agreements”).

B. The Company and certain of the Note Holders subsequently entered into conversion agreements in June 2011, May 2012 and June 2012 with respect to such holders’ Prior Notes.

C. The Company and a majority in aggregate principal amount outstanding of each class of Prior Notes identified above entered into an Amended and Restated Consent, Note Amendment and Warrant Forfeiture Agreement, dated as of October 24, 2012 (the “October 2012 Agreement”), pursuant to which, among other matters, the maturity date of the Prior Notes was extended to October 1, 2013, the conversion price of the Prior Notes was set at $1.00, subject to adjustment as provided in the Prior Notes, the full ratchet anti-dilution provision was removed from the terms of the Prior Notes and the warrants issued in connection therewith, the Note Holders agreed to the termination and cancellation of the common stock purchase warrants (the “Warrants”) received in connection with the Prior Purchase Agreements, and the Note Holders consented to a new issuance of convertible notes (the October 2012 Notes) and to subordinate their security interests to that of the holders of such new notes.

D. The Company and the Note Holders desire to temporarily amend provisions of the Prior Notes regarding the conversion of the Notes, and the Note Holders desire to consent to related matters.

E. The Company and the Note Holders desire to amend provisions of the Prior Notes to extend the Maturity Date (as defined in the Prior Notes).

F. Each class of Prior Notes may be amended only upon the written consent of the Company and the holders of at least the majority in aggregate principal amount outstanding of the notes of such class and the holders of a majority of each class, where appropriate, intend to take action to require the conversion of all notes in each such class.

AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the Company agrees on behalf of themselves and as holders of a majority in aggregate principal amount outstanding of each class of the Prior Notes, as follows:

1. Amendment of Prior Notes to lower Conversion Price Temporarily. Section 6(b) of the Prior Notes is hereby amended to change the conversion price of the Prior Notes from $1.00 to $0.25, subject to adjustment as provided in the terms of the Prior Notes, for a period of 30 days commencing on July 10, 2013 (the “Offer Period”), as set forth in the Offer Letter to All Holders of $1.00 Convertible Notes to Convert such $1.00 Notes and Interest Thereon Into Shares of Common Stock of CNS Response, Inc., dated July 10, 2013 sent by the Company to the Note Holders, in substantially the form attached hereto as Exhibit A (the “Offer Letter”).

2. Amendment of Prior Notes to Extend Maturity Date. Subsection (i) of the first paragraph of each Prior Note is hereby amended and restated in its entirety to read as follows:

“(i) the maturity date of October 1, 2014,”

3. Consent of Note Holders. The Note Holders hereby affirm, consent to and ratify (i) the automatic conversion of all Prior Notes not then converted, at a conversion price of $0.25, subject to adjustment as provided in the terms of the Prior Notes, with the effective date of such conversion being August 9, 2013 and (ii) all actions previously taken by a majority in aggregate principal amount outstanding of each class of Prior Notes and Warrants under the October 2012 Agreement.

4. No Other Amendments. Except as expressly set forth above, all of the terms and conditions of the Prior Notes remain in full force and effect.

5. Representations and Warranties of Note Holders. Each Note Holder hereby acknowledges, represents and warrants to the Company as follows:

Authority. Each Note Holder has, as appropriate, full power and legal capacity and all corporate right, power, legal capacity and authority to enter into this Amendment. The execution, delivery and performance of this Amendment has been duly and validly approved and authorized by each Note Holder.

Acknowledgment of Receipt of Offer Letter, Annual Report and Quarterly Report. Each Note Holder acknowledges receipt of the Offer Letter, the Company’s annual report on Form 10-K for the year ended September 30, 2012 and the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2013.

Accredited Investor. Each Note Holder is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D promulgated under the Securities Act.

Investment for Own Account. The shares of the Common Stock to be issued upon conversion of the Prior Notes in accordance herewith and with the Offer Letter are being, and will be, acquired for his, her or its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

No Registration. Each Note Holder understands that the shares of the Company common stock (the “Common Stock”) to be issued upon conversion of the Prior Note(s) in accordance herewith and with the Offer Letter have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) on the ground that the issuance thereof is exempt under Section 4(2) of the Act and/or Regulation D as a transaction by an issuer not involving any public offering and that, in the view of the Securities and Exchange Commission (“SEC”), the statutory basis for the exception claimed would not be present if any of the representations and warranties of the Note Holder contained in this Amendment were untrue or, notwithstanding the Note Holder’s representations and warranties, the Note Holder currently had in mind acquiring any of such shares of Common Stock for resale upon the occurrence or non-occurrence of some predetermined event.

Knowledge and Experience. Each Note Holder has such knowledge and experience in financial and business matters that (s)he is capable of evaluating the merits and risks of an investment in the shares of Common Stock and of making an informed investment decision with respect thereto, has the ability and capacity to protect his/her interests and can bear the economic risk of the acceptance of the shares of Common Stock, including a total loss of his/her investment.

Speculative Investment. Each Note Holder acknowledges that an investment in the shares of Common Stock underlying the Prior Notes is speculative and involves a high degree of risk and that such Note Holder can bear the economic risk of the acceptance of such shares, including a total loss of his, her or its investment. Each Note Holder recognizes and understands that no federal, state, or other agency has recommended or endorsed the conversion of the Prior Notes and issuance of the underlying Common Stock.

Opportunity to Ask Questions. Each Note Holder has had the opportunity to ask questions and receive answers from the Company or any authorized person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by each such Note Holder. In connection therewith, each Note Holder acknowledges that (s)he has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any authorized person acting on its behalf.

Receipt of Information. Each Note Holder has received and reviewed all the information concerning the Company, the Prior Notes and the shares of Common Stock underlying such Prior Notes, both written and oral, that the Note Holder desires. Without limiting the generality of the foregoing, the Note Holder has been furnished with or has had the opportunity to acquire, and to review: all information, both written and oral, that the Note Holder desires with respect to the Company’s business, management, financial affairs and prospects. In determining whether to make this investment, the Note Holder has relied solely on his/her own knowledge and understanding of the Company and its business based upon the Note Holder’s own due diligence investigations and the Company’s filings with the SEC.

Stop Transfer Instructions. Because of the legal restrictions imposed on resale or transfer of the Common Stock underlying the Prior Notes, each Note Holder understands that the Company shall have the right to note stop-transfer instructions in its records, and each Note Holder has been informed of the Company’s intention to do so. Any sales, transfers, or other dispositions of such shares of Common Stock by the Note Holder, will be made in compliance with the Act and any other applicable securities laws, and all applicable rules and regulations promulgated thereunder and the terms of this Amendment.

6. Release. Each Note Holder hereby releases and forever discharges the Company and its predecessors, successors, assigns and each of them, and each past, present, and future director, partner, subsidiary, division or entity or affiliated corporation, and each past, present or future employee, agent, representative, attorney, accountant, officer, director, stockholder, subscriber, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all claims, actions, causes of action, suits, debts, liens, demands, contracts, liabilities, agreements, costs, expenses, or losses of any type, whether known or unknown, fixed or contingent, which such Note Holder had, now has, or may hereafter have, arising out of or resulting from issuance of the Prior Notes and Warrants under the Prior Purchase Agreements and all amendments, modifications, terminations and cancellations thereof, or the shares of capital stock of the Company otherwise issuable upon conversion of the Prior Notes or exercise of the Warrants, including, without limitation, any such claims and other rights related to or arising from any promise, guaranty or grant (oral or written) by the Company to be issued or otherwise acquire or receive an equity interest in the Company, including but not limited to: (i) all claims to any equity interest in the Company other than as provided for herein, (ii) any and all claims with respect to rights of notice under the Prior Notes or applicable law, other than as provided for herein, effective at such time as the Prior Notes have been converted.

7. Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same instrument.

9. Facsimile and Electronic Signatures. This Amendment may be executed and delivered by facsimile or electronic transmission and upon such delivery the facsimile or electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other party. The original signature copy shall be subsequently delivered to the other parties. The failure to deliver the original signature copy and/or the non-receipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CNS Response, Inc. By:______________________ Name: Title:

(1) Interest will continue to accrue through to the end of the offer period and will be converted.

Holders of Prior Notes and Address of Holders:	Class of Existing Notes	Aggregate Principal Amount(s) $	Accrued and unpaid interest at June 30, 2013 (1) $	Number of Shares of Common Stock Issuable Upon Conversion of Principal and Interest
By: ____________________________________________
By: ____________________________________________
By: ____________________________________________
Grand Total

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